WRITTEN CONSENT TO ACTION WITHOUT MEETING OF THE ALL THE DIRECTORS OF

Star Gold Corp.

A NEVADA CORPORATION

The undersigned Director, being the Directors of Star Gold Corp., a StateplaceNevada corporation, pursuant to the by-laws of the Corporation, hereby consents to the following action, without a meeting, and waives all notice or other meeting requirements.

1)

Forward Share Spilt

RESOLVED, that the number of issued and outstanding shares of the Corporation be increased by virtue of a forward share split on a one old for TWO new basis (2-1) to be effective immediately.

RESOLVED FURTHER, that the Articles of Incorporation be amended to reflect the 2 to1 forward split bringing the total of authorized common shares to 600,000,000. There will be no change in the amount authorized preferred shares.

Dated: June 5, 2009

The undersigned, being all the Directors of Star Gold Corp., waives the required notice of meeting and consents to all actions taken hereby.

/s/ Lindsay Gorrill

_______________________________

Lindsay Gorill, President

/s/ Scott Jenkins

_______________________________

Scott Jenkins, Director

/s/ Ed Ullmer

________________________________

Ed Ulmer, Director